EXHIBIT 10.14

AMENDMENT TO THE

UNITED TECHNOLOGIES CORPORATION

BOARD OF DIRECTORS DEFERRED STOCK UNIT PLAN

As Amended Effective February 1, 2013

WHEREAS, the United Technologies Corporation Board of Directors (the “Board”) has directed that the United Technologies Corporation Board of Directors Deferred Stock Unit Plan (the “Plan”) be amended for the purposes of revising the annual retainer and deferred stock unit award amounts provided for in the Plan, effective April 29, 2013;

WHEREAS, the Board has directed that each of the Senior Vice President and General Counsel and the Senior Vice President, Human Resources and Organization are authorized to amend the Plan to effect the foregoing change and to take such other actions as they deem necessary or appropriate to implement the foregoing change to the Plan;

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.	Section 3.01(a) is amended and restated to read as follows:

3.01 Annual Retainer

(a) Annual Retainer Amount. Effective April 29, 2013, subject to subsections (b) and (c) of this Section 3.01, the Annual Retainer shall be as follows: $120,000 for the Audit Committee Chair and the Lead Director; $116,000 for members of the Audit Committee; $112,000 for the Chair of the Committee on Compensation and Executive Development; $110,000 for any other Committee Chair; and $104,000 for all other Participants. The Annual Retainer is subject to change from time to time at the discretion of the Committee.

2.	Section 3.02(a) is amended and restated to read as follows:

3.02 Annual Deferred Stock Unit Award

(a) Annual Deferred Stock Unit Award. Effective April 29, 2013, each Participant will receive an annual award of Deferred Stock Units, the following amounts to be credited to the Participant’s Account: $180,000 for the Audit Committee Chair and the Lead Director; $174,000 for members of the Audit Committee; $168,000 for the Chair of the Committee on Compensation and Executive Development; $165,000 for any other Committee Chair; and $156,000 for all other Participants. The Annual Deferred Stock Unit Award is subject to change from time to time at the discretion of the Committee.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of February 1, 2013.

UNITED TECHNOLOGIES CORPORATION